Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

UNDER

SECTION 906 OF THE SARBANES-OXLEY ACT

THE COAST DISTRIBUTION SYSTEM, INC.

Quarterly Report on Form 10-Q

for the Quarter and Six Months ended June 30, 2007

The undersigned, who is the Chief Financial Officer of The Coast Distribution System, Inc. (the “Company”), hereby certifies that (i) the Quarterly Report on Form 10-Q for the quarter and six month period ended June 30, 2007, as filed by the Company with the Securities and Exchange Commission (the “Quarterly Report”), to which this Certification is an Exhibit, fully complies with the applicable requirements of Section 13(a) and 15(d) of the Exchange Act; and (ii) the information contained in this Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated : August 14, 2007

/s/ SANDRA A. KNELL
Sandra A. Knell Executive Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.